UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 23, 2009
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Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.
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(Exact name of Company as specified in its charter)

Delaware	001-15697	22-3542636
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(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647
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(Address of principal executive offices)

(201) 750-2646
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(Company’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01      Changes in Control of Registrant.

          Elite Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”) learned that Trellus Management Company, LLC (“Trellus”), Trellus Partners LP (“TPLP”), Trellus Offshore Fund Ltd. (“TOF”), Trellus Partners II, LP (“TPLP II”), and Adam Usdan (collectively with Trellus, TPLP, TPLP II and TOF, the “Trellus Entities”) had acquired control of the Registrant on the basis of their beneficial ownership, as a group, of approximately 50% of the voting securities of the Registrant and, as a result, may be deemed to have the ability to influence the management and policies of the Registrant.

          In a private placement of the Registrant’s Series D 8% Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), that closed on September 15, 2008 (the “Private Placement”), (i) TPLP purchased 275 shares of Series D Preferred Stock convertible, at the Conversion Price (as defined below), into 1,375,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) and a warrant, with an exercise price per share of $0.25 (a “Series D Warrant”), exercisable for 2,750,000 shares of Common Stock, (ii) TOF purchased 122 shares of Series D Preferred Stock convertible into 610,000 shares of Common Stock and a Series D Warrant exercisable for 1,220,000 shares of Common Stock, and (iii) TPLP II purchased 3 shares of Series D Preferred Stock convertible into 15,000 shares of Common Stock and a Series D Warrant exercisable for 30,000 shares of Common Stock. The Series D Preferred Stock sold in the Private Placement was for a per share price of $1,000 payable in cash. Each share of Series D Preferred Stock is convertible into 5,000 shares of Common Stock at a conversion price per share of $0.20 (the “Conversion Price”). Collectively, TPLP, TOF and TPLP II paid an aggregate purchase price of $400,000 for the shares of Series D Preferred Stock purchased in the Private Placement.

          In addition, pursuant to the terms of the exchange offer of the Private Placement, (A) TPLP acquired (i) an additional 2,750 shares of Series D Preferred Stock, convertible into 13,750,000 shares of Common Stock, in exchange for 2,000 shares of the Registrant’s Series B 8% Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) and 750 shares of the Registrant’s Series C 8% Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”) owned by TPLP and (ii) a Series D Warrant to purchase an aggregate of 541,426 shares of Common Stock in exchange for warrants exercisable for the same number of shares that were acquired by TPLP in connection with its purchase of the exchanged Series B Preferred Stock and Series C Preferred Stock, (B) TOF acquired (i) an additional 1,220 shares of Series D Preferred Stock, convertible into 6,100,000 shares of Common Stock, in exchange for 1,220 shares of Series C Preferred Stock and (ii) a Series D Warrant to purchase an aggregate of 157,758 shares of Common Stock in exchange for a warrant exercisable for the same number of shares acquired by TOF in connection with its purchase of the exchanged Series C Preferred Stock, and (C) TPLP II acquired (i) an additional 30 shares of Series D Preferred Stock, convertible into 150,000 shares of Common Stock, in exchange for 30 shares of Series C Preferred Stock and (ii) a Series D Warrant to purchase an aggregate of 3,879 shares of Common Stock in exchange for a warrant exercisable for the same number of shares acquired by TPLP II in connection with its purchase of the exchanged Series C Preferred Stock.

          On January 23, 2009 (the “Conversion Date”), TPLP, TOF and TPLP II executed notices of conversion to convert all shares of Series D Preferred Stock owned by each such entity into shares of

Common Stock. Pursuant to the respective notices of conversion, (i) TPLP converted a total of 3,025 shares of Series D Preferred Stock into 15,125,000 shares of Common Stock, (ii) TOF converted a total of 1,342 shares of Series D Preferred Stock into 6,710,000 shares of Common Stock, and (iii) TPLP II converted a total of 33 shares of Series D Preferred Stock into 165,000 shares of Common Stock. As a result of these conversions, on January 27, 2009, the Registrant issued an aggregate of 22,000,000 shares of Common Stock to TPLP, TOF and TPLP II, collectively.

          On January 23, 2009, after giving effect to the foregoing conversions, there were 56,815,891 shares of Common Stock (exclusive of 100,000 shares held in treasury) issued and outstanding, and the Trellus Entities owned, directly or indirectly, an aggregate of 23,969,652 shares of Common Stock, including an aggregate of 1,969,652 shares of Common Stock held, directly or indirectly, prior to the conversions.

          As of the date hereof, there are no arrangements or understandings among the Registrant and the Trellus Entities and their associates with respect to the election of directors or other matters.

          As previously disclosed by the Registrant on Form 8-K filed on March 23, 2009 with the Securities and Exchange Commission, the Registrant has entered into a Strategic Alliance Agreement, dated as of March 18, 2009 (the “Alliance Agreement”), with Epic Pharma, LLC, a Delaware limited liability company (“Epic”), and Epic’s wholly-owned subsidiary, Epic Investments, LLC, a Delaware limited liability company (the “Purchaser”). Prior to the initial closing date of the Alliance Agreement (the “Initial Closing”), the Registrant has agreed to use its best efforts to obtain the agreement of the holders of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock (the “Outstanding Preferred Stock”) to convert all of their shares of Outstanding Preferred Stock into Common Stock in accordance with the respective terms of the Outstanding Preferred Stock. The conversion of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock is a condition precedent to the Initial Closing. Assuming the transactions contemplated by the Alliance Agreement, including, without limitation, the conversion of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock into Common Stock, the Trellus Entities will beneficially own less than 50% of the Registrant’s voting securities. As a result of such conversions, the Registrant believes that it would be unlikely that such Trellus Entities would be deemed to have the ability to influence the management and policies of the Registrant.

Item 9.01      Financial Statements and Exhibits.

a)	Not applicable.

b)	Not applicable.

c)	Not applicable.

d)	Exhibits.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2009

ELITE PHARMACEUTICALS, INC.

By:	/s/ Chris Dick
Chris Dick
Acting Chief Executive Officer and
Chief Operating Officer